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                                                                    Exhibit 11.1

                      NEOPROBE CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF NET LOSS PER SHARE
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                                                                        Year Ended
                                                                       December 31,
                                                        1994                1995               1996
                                                        ----                ----               ----

Net Loss                                               ($10,554,746)      ($10,759,375)      ($20,969,143)

Weighted average number of
shares outstanding:

Weighted average common shares
 outstanding beginning of period                           8,212,010         10,854,515         16,966,814

Weighted average common shares
 issued during period                                        714,186          3,871,172          2,776,835
                                                 ----------------------------------------------------------


Weighted average number of shares outstanding
 used in computing primary net loss per                    8,926,196         14,725,687         19,743,649
 share
                                                 ==========================================================


Weighted average number of shares used
in computing fully diluted net loss per
share                                                      8,926,196         14,725,687         19,743,649
                                                 ==========================================================


Earnings (Net Loss) Per Share:

 Primary                                                     ($1.18)            ($0.73)            ($1.06)
                                                 ==========================================================


 Fully diluted                                               ($1.18)            ($0.73)            ($1.06)
                                                 ==========================================================


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